Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Foster Wheeler Ltd. of our report dated March 10, 2004, except for Note 24 D as to which the date is April 9, 2004, relating to the consolidated financial statements of Foster Wheeler Ltd., which appears in Foster Wheeler Ltd.’s Annual Report on Form 10-K/A for the year ended December 26, 2003. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Foster Wheeler Ltd. of our report dated March 10, 2004 relating to the consolidated financial statements of Foster Wheeler Holdings Ltd., which appears in Foster Wheeler Ltd.’s Current Report on Form 8-K dated April 12, 2004.

We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Foster Wheeler Ltd. of our reports dated March 10, 2004 relating to the financial statements of:

•                  Foster Wheeler LLC;

•                  Foster Wheeler International Holdings, Inc. and Subsidiaries;

•                  Foster Wheeler International Corporation and Subsidiaries;

•                  Foster Wheeler Europe Limited and Subsidiaries;

•                  Financial Services S.a.r.l. and Subsidiary;

•                  FW Netherlands C.V. and Subsidiaries;

•                  FW Hungary Licensing Limited Liability Company,

which appear in Foster Wheeler Ltd.’s Annual Report on Form 10-K/A for the year ended December 26, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey

December 21, 2004